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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2009

MathStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, OR		97124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (503) 726-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  At a meeting of the Board of Directors of MathStar, Inc. (the “Company”) on May 20, 2008, and in connection with the curtailment of the Company’s operations, the Board approved severance amounts for all of the Company’s employees, including Douglas M. Pihl, its Chief Executive Officer.  The severance payments subsequently were made to all of the Company’s employees, including a $216,286.00 severance payment to Mr. Pihl under a Severance Agreement dated as of July 14, 2008 (the “Severance Agreement”).

Because it was not the Board’s intent to pay Mr. Pihl a severance payment until his employment with the Company was severed, on May 7, 2009, the Company entered into an agreement with Mr. Pihl (the “Amendment”), under which the parties amended the Severance Agreement.  Under the Amendment, Mr. Pihl paid back to the Company the severance payment that the Company paid to him under the Severance Agreement, net of withholdings, consisting of a payment of $118,112.00, plus interest, for a total repayment amount of $119,441.00.  The Company will either apply for a refund of the withholding taxes it paid on Mr. Pihl’s severance payment or credit such amount against future withholding taxes due until the credit is fully utilized.

The Amendment provides for a severance payment by the Company to Mr. Pihl equal to 12 months of Mr. Pihl’s salary in effect at the time of his severance from employment with the Company unless the Company terminates his employment for “cause” or Mr. Pihl dies while employed by the Company, as described in the Amendment.  Under the Amendment, Mr. Pihl and the Company also agreed that at the time of any severance payment by the Company to Mr. Pihl, they would enter into a Severance Agreement substantially in the form attached to the Amendment.

Concurrent with entering into the Amendment, the Company’s Board instituted revisions to the Company’s authorization and approval policies, including requiring the approval of the Chairman of the Audit Committee or Compensation Committee on any agreements, wire transfers or checks transacted by the Company above established limits.

The above descriptions of the Severance Agreement and the Amendment are qualified by reference to the complete text of the Severance Agreement and the Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)                                Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

10.1	Severance Agreement dated as of July 14, 2008 by and between Douglas M. Pihl and MathStar, Inc.
10.2	Agreement dated as of May 7, 2009 by and between Douglas M. Pihl and MathStar, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: May 7, 2009.
	By	/s/ Benno G. Sand
Benno G. Sand
Director

Exhibit Index

10.1	Severance Agreement dated as of July 14, 2008 by and between Douglas M. Pihl and MathStar, Inc.
10.2	Agreement dated as of May 7, 2009 by and between Douglas M. Pihl and MathStar, Inc.